Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333- 286961 and 333-291921) and Form S-8 (File Nos. 333-275842 and 333-289199) of our report dated August 14, 2024, with respect to the consolidated financial statements of Alpha Compute Corp for the year ended March 31, 2024 included in this Annual Report on Form 20-F/A for the year ended March 31, 2026.

New York, NY

August 5, 2026

Marcum LLP / 730 Third Avenue / 11th Floor / New York, NY 10017 / Phone 212.485.5500 / marcumllp.com